As filed with the Securities and Exchange Commission on September 8, 2006
Registration Number 333-119298

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-2
ON
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARGET LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	11-3309110 (I.R.S. Employer Identification No.)

500 Harborview Drive, Third Floor
Baltimore, Maryland 21230
(410) 332-1598
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Stuart Hettleman
President
500 Harborview Drive, Third Floor
Baltimore, Maryland 21230
(410) 332-1598
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Hillel Tendler, Esquire
Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.
One South Street, 27th Floor
Baltimore, Maryland 21202
(410) 332-8550

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	6,721,926	$0.775(2)	$5,209,492.65 (2)	$660.04 (3)

(1) Pursuant to Rule 416, there are also being registered for resale such indeterminable additional shares of common stock as may be issued as a result of (i) anti-dilution provisions of the Registrant’s Class F Preferred Stock, and (ii) conversion of shares of the Registrant’s Class F Preferred Stock issuable hereafter as dividends on outstanding shares of Class F Preferred Stock.

(2) Based on the market price of $0.75 per share of registrant’s common stock reported on the OTC Bulletin Board on September 22, 2004, in accordance with Rule 457(c).

(3) Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

PROSPECTUS

Target Logistics, Inc.

6,721,926 SHARES OF COMMON STOCK

This Prospectus relates to the resale of an aggregate of 6,721,926 shares of the Common Stock of Target Logistics, Inc. (“we” or the “Company”), of which (i) 3,448,276 shares were issued in a private placement on April 23, 2004, (ii) 200,000 shares were issued in a private placement on April 30, 2004, and (iii) 3,073,650 shares are issuable upon conversion of 122,946 outstanding shares of our Class F Preferred Stock.

The selling stockholders identified on page 7 are offering the shares of our Common Stock covered in this Prospectus. The shares of our Common Stock that may be resold by the selling stockholders constitute 31.9% of our issued and outstanding Common Stock on September 7, 2006 after giving effect to the conversion of all of the outstanding shares of Preferred Stock described in this Prospectus.

The selling stockholders may sell shares of our Common Stock from time to time in the principal market on which the stock is traded at the prevailing market price, in negotiated transactions, or otherwise. The selling stockholders may be deemed to be underwriters of the shares of our Common Stock that they are offering. Please see the “Selling Stockholders” section beginning on page 7 in this Prospectus for a complete description of all of the selling stockholders.

The selling stockholders will receive all of the amounts received upon any sale by them of shares of our Common Stock, less any brokerage commissions or other expenses incurred by them. The selling stockholders will receive all sale proceeds and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders.

You should read this Prospectus and any supplement carefully before you invest.

Our Common Stock is traded on the American Stock Exchange under the symbol TLG. The closing price of our stock on the American Stock Exchange on September 7, 2006 was $2.60 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is September __, 2006.

TABLE OF CONTENTS
Prospectus Summary	1
Risk Factors	2
Cautionary Statement Regarding Forward-Looking Statements	2
Use of Proceeds	2
Selling Stockholders	2
Plan of Distribution	3
Commission Position on Limitation of Liability	5
Legal Matters	5
Experts	6
Information Incorporated by Reference	6
Where You Can Find More Information	7

ABOUT THIS PROSPECTUS

You should read this Prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Information Incorporated by Reference” on page 6. You should rely only on the information provided in this Prospectus or documents incorporated by reference in this Prospectus. We have not authorized anyone to provide you with different information. The Selling Stockholders are offering to sell and seeking offers to buy shares of our Common Stock only in jurisdictions in which offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock.

i

PROSPECTUS SUMMARY

This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. To understand the terms of the securities we are offering, you should carefully read this document with any attached Prospectus supplement. You should also read the documents to which we have referred you in “Where You Can Find More Information” on page 1 for additional information about us and our financial statements.

Our Business

The Company was incorporated in Delaware in January 1996 as the successor to operations commenced in 1970. We provide freight forwarding services and logistics services, through our wholly owned subsidiary, Target Logistic Services, Inc. Our principal executive office is located at 500 Harborview Drive, Third Floor, Baltimore, Maryland 21230, and our telephone number is 410-332-1598.

Risk Factors

Purchasers of our Common Stock should consider carefully, in addition to the other information contained in or incorporated by reference into this Prospectus or any supplement, the risk factors set forth in our most recent reports filed with the Securities and Exchange Commission (SEC).

Use of Proceeds

We will not receive any proceeds from the sale of our Common Stock under this Prospectus by the selling stockholders identified under “Selling Stockholders.”

Plan of Distribution

The selling stockholders will sell shares covered by this Prospectus in open-market transactions effectuated on the American Stock Exchange or in privately negotiated transactions.

RISK FACTORS

Before you decide to invest, you should consider carefully the risks described in our most recent SEC filings. Any or all of those factors, or others not mentioned, could affect our business or our prospects. The risks and uncertainties we have described in our filings are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of the risks actually occur, our business could be materially adversely affected. In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

In addition, you should carefully consider the information incorporated by reference and the information that we file with the SEC from time to time. The information in this Prospectus is complete and accurate as of the date on the front cover of this Prospectus, but the information may change after such date.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) in this document and in documents that are incorporated by reference in this document that are subject to risks and uncertainties. We caution you to be aware of the speculative nature of forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of our operations. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” or similar expressions are forward-looking statements. These statements reflect our good faith belief based on current expectations, estimates, and projections about (among other things) the industry and the markets in which we operate, but they are not guarantees of future performance. Purchasers of shares offered hereby should note that many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this Prospectus include, among others, the factors set forth under the caption “Risk Factors,” general economic, business and market conditions, changes in laws, and increased competitive pressure. We can give no assurances that the actual results we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by applicable laws, we do not intend to publish updates or revisions of any forward-looking statements we make to reflect new information, future events or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

This Prospectus covers the resale by certain stockholders of the following shares of our Common Stock: (i) 3,448,276 shares which we issued to two investors in a private placement in April 2004 for consideration of $0.58 per share; (ii) 200,000 shares which we issued to one investor in a private placement in April 2004 for consideration of $0.60 per share; (iii) 3,073,650 shares which may be issued upon conversion of 122,946 outstanding shares of our Class F Convertible Preferred Stock which we issued to TIA, Inc. in April 2004 in exchange for 122,946 outstanding shares of our Class A Convertible Preferred Stock, which we issued in July 1996 upon conversion of $2,000,000 principal amount of long-term indebtedness; and (iv) additional shares which we may issue upon conversion of shares of our Class F Preferred Stock issued as dividends in the future on outstanding shares of Class F Preferred Stock and pursuant to anti-dilution rights of the Class F Preferred Stockholders. In accordance with our contractual obligations to these stockholders, we filed a Registration Statement, of which this Prospectus constitutes a part, in order to permit the Selling Stockholders to resell to the public the shares of our Common Stock issued to them.

The following table, to our knowledge, sets forth information as of September 7, 2006 regarding the beneficial ownership of shares of our Common Stock held by each Selling Stockholder or which may be acquired by conversion of outstanding shares of our Class F Preferred Stock, and the number of shares being offered hereby by each Selling Stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after September 7, 2006. Unless otherwise indicated below, each Selling Stockholder has sole voting and investment power with respect to its shares of Common Stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the Selling Stockholder. We will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholders. None of these Selling Stockholders are, or are affiliates of, a broker-dealer registered under the Securities Exchange Act of 1934.

	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned Following Offering
Name and Address	Shares	%	Shares Offered[1]	Shares	%
Kinderhook Partners, L.P.[2]	3,324,138	18.5%	3,324,138	10,000	*
Vinodray R. Shah	124,138	*	124,138	--	*
TIA, Inc. [3]	8,958,235	42.5%	3,073,650	5,884,585	27.9%
Benchmark Consulting, Inc.[4]	200,000	*	200,000	--	*

TOTAL:			6,721,926

1. We do not know when or in what amounts the Selling Stockholders may offer for sale the shares of Common Stock pursuant to this offering. The Selling Stockholders may choose not to sell any of the shares offered by this Prospectus. Because the Selling Stockholders may offer all or some of the shares of Common Stock pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of Common Stock, we cannot estimate the number of shares of Common Stock that the Selling Stockholders will hold after completion of the offering. For purposes of this table, we have assumed that the Selling Stockholders will have sold all of the shares covered by this Prospectus upon the completion of the offering.

2. Kinderhook GP, LLC (“KGP”) is the general partner of Kinderhook Partners, L.P., and Stephen J. Clearman, a member of our board of directors since May 2004, is the Managing Partner of Kinderhook Partners. KGP and Mr. Clearman share voting and investment power over the Shares owned by Kinderhook Partners, L.P. Following the sale of the shares offered pursuant to this Prospectus, Mr. Clearman will be the beneficial owner of 10,000 shares of our Common Stock which he has a right to acquire upon exercise of options granted to him as a member of our Board of Directors.

3. TIA, Inc. is offering 3,073,650 shares of our Common Stock covered by this Prospectus, all of which TIA may acquire upon the conversion of 122,946 shares of Series F Convertible Preferred Stock owned by TIA. This figure does not include additional shares which we may issue upon conversion of additional shares of our Class F Preferred Stock which may be issued as dividends in the future on outstanding shares of Class F Preferred Stock or pursuant to anti-dilution rights of the Class F Preferred Stockholders. TIA’s beneficial ownership includes (i) 420,000 shares owned by Caribbean Freight System, Inc. (“CFS”), and (ii) the 3,073,650 shares offered by this Prospectus. Seventy-seven percent of the issued and outstanding stock of CFS, and voting control of all of the issued and outstanding shares of CFS, is held by TIA. All of the issued and outstanding stock of TIA is owned and controlled by Wrexham Aviation Corp., 100% of which is owned by Swirnow Airways Corp. Richard A. Swirnow is, indirectly, the controlling stockholder of Swirnow Airways. Following the sale of the shares offered pursuant to this Prospectus, TIA will beneficially own 5,884,585 shares of our Common Stock, representing 27.9% of the outstanding shares of our Common Stock. Stuart Hettleman, a Director and President of the Company, is an executive officer and non-controlling stockholder of Swirnow Airways and an executive officer of Wrexham, TIA and CFS.

4. Benchmark Consulting, Inc. provides general investor relations, financial consulting and investment banking advisory services to the Company. Neil Hecht has voting and dispositive power over the shares of our Common Stock owned by Benchmark Consulting.

* Less than 1%.

PLAN OF DISTRIBUTION

This Prospectus covers resales of shares of our Common Stock by certain stockholders who acquired their shares in private placements. These holders were granted registration rights pursuant to which we are contractually obligated to register their shares of Common Stock for resale. This Prospectus also covers resales of shares of our Common Stock by holders of our Class F Preferred Stock upon conversion by those holders of their shares of Class F Preferred Stock into shares of our Common Stock. The shares of Class F Preferred Stock were issued in connection with the exchange of our outstanding Class A Preferred Stock for shares of Class F Preferred Stock. We granted these holders registration rights pursuant to which we are contractually obligated to register for resale the shares of Common Stock to be issued to them upon conversion of the shares of Class F Preferred Stock.

The Selling Stockholders and their respective successors may, from time to time, sell any or all of the shares covered by this Prospectus. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale.

The Selling Stockholders may sell shares of Common Stock directly to purchasers from time to time. Alternatively, a Selling Stockholder may from time to time offer the Common Stock to or through broker-dealers or agents, who may receive compensation in the form of concessions or commissions from the Selling Stockholder or the purchasers of such shares for whom they may act as agents.

Such sales may be made on any stock exchange (including the American Stock Exchange), quotation system, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the date of this Prospectus;

•	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

A Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by a Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from a Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Selling Stockholders do not expect these commissions and discounts relating to sales of shares of our Common Stock to exceed what is customary in the types of transactions involved.

In connection with the sale of the shares of our Common Stock or interests therein, a Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. A Selling Stockholder may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of Common Stock to broker-dealers that in turn may sell these securities.

Upon us being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction. In addition, upon us being notified in writing by the personal representative of a Selling Stockholder that distributions from the Selling Stockholder’s estate have been made and a beneficiary intends to sell more than 500 shares covered by this Prospectus, a supplement to this Prospectus will be filed if then required in accordance with applicable securities laws.

A Selling Stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of the shares will be paid by a Selling Stockholder and/or the purchasers. The Selling Stockholders have informed us that they does not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of Common Stock. There is no underwriter or coordinating broker acting in connection with the proposed sale of our Common Stock by the Selling Stockholders. Because the Selling Stockholders may be deemed to be a “underwriters” within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act. We have informed the Selling Stockholders of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders or any other person.

As of the date of Prospectus, we have the authority to issue an aggregate of 32,500,000 shares of capital stock, consisting of 30,000,000 shares of our Common Stock, par value $0.01 per share, and 2,500,000 shares of preferred stock, par value $10.00 per share, issuable from time to time by our board of directors in one or more classes or series. As of September 7, 2006, there were 17,986,735 shares of our Common Stock outstanding and 122,946 shares of our 300,000 share authorized Class F Preferred Stock outstanding.

COMMISSION POSITION ON LIMITATION OF LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of Common Stock being offered for sale hereby has been passed on for us by Neuberger, Quinn, Gielen, Rubin & Gibber, P.A., Baltimore, Maryland.

EXPERTS

Stonefield Josephson, Inc., independent registered public accounting firm, has audited our consolidated financial statements and schedules as of June 30, 2006 and 2005 and for each of the three years in the period ended June 30, 2006, as set forth in their reports. We have incorporated our financial statements and schedules by reference into this registration statement in reliance on Stonefield Josephson, Inc.’s reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the Commission, which means that we can disclose the information to you by referring in this Prospectus to the documents we file with the Commission. Under the Commission’s regulations, any statement contained in a document incorporated by reference in this Prospectus is automatically updated and superseded by any information contained in this Prospectus, or in any subsequently filed document of the types described below.

We incorporate into this Prospectus by reference the following documents filed by us with the Commission, each of which should be considered an important part of this Prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2006;

•
The description of our Common Stock contained in the registration statement of our Common Stock, filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any information furnished pursuant to Item 2.02 or Item 7.01 and exhibits related thereto of Form 8-K or as otherwise permitted by Commission rules and regulations) after the initial filing of the registration statement and before the expiration or withdrawal of the registration statement of which this Prospectus forms a part.

You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address or telephone number:

Target Logistics, Inc.
500 Harborview Drive, Third Floor
Baltimore, Maryland 21230
Attn: Philip J. Dubato, Corporate Secretary
(410) 332-1598

Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

You should rely only on the information contained in this Prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The information in this Prospectus or any supplement may not contain all of the information that may be important to you. You should read the entire Prospectus or any supplement, as well as the documents incorporated by reference in the Prospectus or any supplement, before making an investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities that the SEC maintains at 100 F Street N.E., Room 1580, Washington, D.C. 20549.

You can also obtain copies of these materials from the public reference facilities of the SEC at prescribed rates. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov. Information about us may be obtained from our website www.targetlogistics.com. Copies of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, are available free of charge on the website as soon as they are filed with the Securities and Exchange Commission (SEC) through a link to the SEC’s EDGAR reporting system. Simply select the “Investors” menu item, then click on the “SEC Filings” link.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, to register with the Commission the securities described herein. This Prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information about us and our securities, you should refer to the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by us. We do not expect that the Selling Stockholder will pay any of the expenses of issuance and distribution in connection with the offer and sale of the securities registered hereby other than brokerage commissions and similar expenses incurred by him.

Commission Registration Fee	$660
Legal Fees and Expenses	7,000
Accounting Fees and Expenses	2,000
Miscellaneous	500
Total	$10,160

All of the above expenses, except the SEC registration fee, are estimates.

Item 15. Indemnification of Directors and Officers

The Company’s By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article Seventh of the Company’s Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

Section 6.2 of the Addendum to the Subscription Agreement filed as Exhibit 4.2 to the Registration Statement of which this Prospectus forms a part and Section 7.2 of the Addendum to the Subscription Agreement filed as Exhibit 4.3 to the Registration Statement of which this Prospectus forms a part, respectively, provide that the purchasers under the respective Subscription Agreements (all of whom are Selling Stockholders) will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act.

The Company also maintains director and officer insurance coverage.

Item 16. Exhibits

Exhibit No.	Description of Exhibit

4.1
Certificate of Designations with respect to the Registrant’s Class F Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2004, File No. 0-29754)

4.2
Subscription Agreement of Kinderhook Partners, L.P., dated April 23, 2004 (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the Year Ended June 30, 2004, File No. 0-29754)

4.3
Subscription Agreement of Benchmark Consulting, Inc., dated April 30, 2004 (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the Year Ended June 30, 2004, File No. 0-29754)

5.1	Opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. as to legality of our Common Stock*
23.1	Consent of Stonefield Josephson, Inc. **
23.2	Consent of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. (included in exhibit 5.1) *
24.1	Power of Attorney *

*Previously filed
**Filed herewith

Item 17. Undertakings

The registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to any plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-2 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on September 7, 2006.

TARGET LOGISTICS, INC.

By:	/s/ Stuart Hettleman
Stuart Hettleman President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to Registration Statement on Form S-2 on Form S-3 has been signed by the following persons in the capacities indicated:

Name	Title	Date
/s/ Stuart Hettleman	President, Chief Executive Officer and Director	September 7, 2006
Stuart Hettleman
/s/ Stuart Hettleman	Vice President, Chief Financial Officer, Principal Accounting Officer and Director	September 7, 2006
Philip J. Dubato
By: Stuart Hettleman, Attorney-in-Fact
/s/ Stuart Hettleman	Director	September 7, 2006
Michael Barsa
By: Stuart Hettleman, Attorney-in-Fact
/s/ Stuart Hettleman	Director	September 7, 2006
Stephen J. Clearman
By: Stuart Hettleman, Attorney-in-Fact
/s/ Stuart Hettleman	Director	September 7, 2006
Brian K. Coventry
By: Stuart Hettleman, Attorney-in-Fact
/s/ Stuart Hettleman	Director	September 7, 2006
Christopher A. Coppersmith
By: Stuart Hettleman, Attorney-in-Fact
/s/ Stuart Hettleman	Director	September 7, 2006
David E. Swirnow
By: Stuart Hettleman, Attorney-in-Fact